UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2014, the Board of Directors of Eastman Kodak Company (“the Company”) approved an amendment to Article 5, Section 4 of the Company’s Second Amended and Restated Bylaws (“Bylaws”), to update the procedures regarding lost, stolen or destroyed stock certificates consistent with the provisions of the Uniform Commercial Code.  No other changes were made to the Bylaws.  The text of the amended language is attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibit

3.2	Second Amended and Restated Bylaws of Eastman Kodak Company: Article 5, Section 4, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President
General Counsel, Secretary & Chief Administrative Officer

Date: May 21, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.2	Second Amended and Restated Bylaws of Eastman Kodak Company: Article 5, Section 4, as amended.

Exhibit 3.2
Second Amended and Restated Bylaws of Eastman Kodak Company:  Article 5, Section 4, as amended.

Lost, Stolen or Destroyed Certificates.

Where a certificate for shares has been lost, apparently destroyed, or wrongfully taken and its owner fails to so notify the corporation or the transfer agent within a reasonable time after having notice of the fact and the transfer agent or the corporation registers a transfer of the shares before receiving notification, the owner shall be precluded from asserting against the corporation any claim for registering the transfer of the shares or any claim to a new certificate.

Subject to the foregoing, where the owner of shares claims that the certificate representing the shares has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the registered owner thereof, or the owner’s legal representative, (a) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) makes proof, in the form as the corporation prescribes, of ownership and that the certificate has been lost, destroyed or wrongfully taken; and (c) satisfies any other reasonable requirements imposed by the corporation including indemnification.  Approvals or any requirements pursuant to this section by the corporation may be granted or imposed by the Chairman, the President, any Vice-President, the Secretary, any Assistant Secretary, or any other officer as authorized by the Board.